                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 19, 1996

                               IKON CAPITAL, INC.
                -----------------------------------------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                  File No. 0-20405                     23-2493042
- ------------------             ----------------                   --------------
(State or other                (Commission File                   (IRS Employer
 jurisdiction of               Number)                            Identification
 incorporation)                                                   Number)


                    1738 Bass Road, Macon, Georgia    31210
                    ------------------------------    -----


       Registrant's telephone number, including area code: (912) 471-2300
                                                           --------------


                                Not Applicable
             -----------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5. Other Events.
        ------------

        On June 20, 1996, the Registrant's parent, Alco Standard Corporation ("Alco"), announced its decision to spin off Unisource, its paper and supply systems distribution group. Alco also announced that it had lowered its earnings expectation for the third quarter due to lower than expected revenues at Unisource, that it will take a one-time charge against earnings of approximately $40-$50 million in the third quarter for new restructuring activities at Unisource, and that it will take a charge against earnings in the third quarter of $12-$18 million for costs associated with the disposition of Unisource. Performance at IKON Office Solutions, Alco's office technology solutions group, is expected to be strong in the third quarter, with the group delivering substantial growth over the same period of 1995. Alco anticipates that earnings per share from operations for fiscal 1996 will be $1.95-$2.00, excluding the one-time charges, compared with earnings per share of $1.81 in 1995.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

        (c)  Exhibits.
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             Press Release of Alco Standard Corporation dated June 19, 1996
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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ALCO STANDARD CORPORATION



                                    By: /s/ Robert M. Kearns
                                       -------------------------------
                                         Robert M. Kearns
                                         Vice President



Dated: June 19, 1996
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                                Index to Exhibit
                                ----------------



     (28)  Press Release Dated June 19, 1996